Exhibit 99.1

Semtech Announces Second Quarter of Fiscal Year 2021 Results

CAMARILLO, Calif.--(BUSINESS WIRE)--August 26, 2020--Semtech Corporation (Nasdaq: SMTC), a leading supplier of high performance analog and mixed-signal semiconductors and advanced algorithms, today reported unaudited financial results for its second quarter of fiscal year 2021, which ended July 26, 2020.

Highlights for the Second Fiscal Quarter 2021

  Q2 FY2021 net sales of $143.7 million increased 8% sequentially and 5% year-over-year
  Q2 FY2021 GAAP EPS of $0.24 and non-GAAP EPS of $0.43
  Wireless and Sensing products group net sales increased 18% sequentially, led by record net sales of LoRa® platform products
  Signal Integrity products group net sales increased 20% sequentially and represented a new record
  Cash flow from operations was $37.2 million or 26% of net sales
  Repurchased approximately 233,000 shares for $12.4 million during Q2 FY2021

Results on a GAAP basis for the Second Fiscal Quarter 2021

  Net sales were $143.7 million
  GAAP Gross margin was 61.4%
  GAAP SG&A expense was $38.3 million
  GAAP R&D expense was $29.2 million
  GAAP Operating margin was 13.1%
  GAAP Net income attributable to common stockholders was $16.1 million or $0.24 per diluted share

To facilitate a complete understanding of comparable financial performance between periods, the Company also presents performance results that exclude certain non-cash items and items that are not considered reflective of the Company’s core results over time. These non-GAAP financial measures exclude certain items and are described below under “Non-GAAP Financial Measures.”

Results on a Non-GAAP basis for the Second Fiscal Quarter 2021 (see the list of non-GAAP items and the reconciliation of these to the most comparable GAAP items set forth in the tables below):

  Non-GAAP Gross margin was 61.8%
  Non-GAAP SG&A expense was $27.9 million
  Non-GAAP R&D expense was $26.1 million
  Non-GAAP Operating margin was 24.2%
  Non-GAAP Net income attributable to common stockholders was $28.2 million or $0.43 per diluted share

Mohan Maheswaran, Semtech’s President and Chief Executive Officer, stated, “Fiscal Q2 net sales increased 8% sequentially led by record quarterly results from our Signal Integrity products group driven by strong growth from the Hyperscale data center and 5G wireless base station markets. Net sales of our LoRa technology platform were also a record as LoRa continues to achieve significant milestones including reaching the 1 million gateways deployed milestone. Our recent announcement with Amazon Web Services (AWS) and TensorIoT to enable LoRaWAN to connect straight into the Amazon Cloud also represents another major milestone for LoRa.” Maheswaran continued, “Despite the ongoing uncertainty from COVID-19 and the ongoing geopolitical issues, the underlying fundamentals behind our core growth engines in the Infrastructure and IoT markets remain strong and we expect to continue to outperform.”

Third Fiscal Quarter 2021 Outlook

Both the GAAP and non-GAAP third fiscal quarter 2021 outlook below take into account, based on the Company's current estimates, the anticipated, but uncertain, negative impact to the Company of the COVID-19 pandemic on global economic conditions and on the Company's business operations, sales and operating results, as well as export restrictions pertaining to Huawei and certain of its affiliates imposed by the U.S. government. The Company is unable to predict the full impact such challenges may have on its future results of operations.

GAAP Third Fiscal Quarter 2021 Outlook

  Net sales are expected to be in the range of $145.0 million to $155.0 million
  GAAP Gross margin is expected to be in the range of 60.5% to 61.5%
  GAAP SG&A expense is expected to be in the range of $40.1 million to $41.1 million
  GAAP R&D expense is expected to be in the range of $28.6 million to $29.6 million
  GAAP Intangible amortization expense is expected to be approximately $1.8 million
  GAAP Interest and other expense, net is expected to be approximately $1.5 million
  GAAP Effective tax rate is expected to be in the range of 12% to 14%
  GAAP Earnings per diluted share are expected to be in the range of $0.21 to $0.28
  Fully-diluted share count is expected to be approximately 65.8 million shares
  Share-based compensation is expected to be approximately $14.9 million, categorized as follows: $0.7 million cost of sales, $10.6 million SG&A, and $3.6 million R&D
  Capital expenditures are expected to be approximately $9.0 million
  Depreciation expense is expected to be approximately $5.9 million

Non-GAAP Third Fiscal Quarter 2021 Outlook (see the list of non-GAAP items and the reconciliation of these to the most comparable GAAP items set forth in the tables below)

  Non-GAAP Gross margin is expected to be in the range of 61.0% to 62.0%
  Non-GAAP SG&A expense is expected to be in the range of $29.0 million to $30.0 million
  Non-GAAP R&D expense is expected to be in the range of $25.0 million to $26.0 million
  Non-GAAP Interest and other expense, net is expected to be approximately $1.5 million
  Non-GAAP Effective tax rate is expected to be in the range of 15% to 17%
  Non-GAAP Earnings per diluted share are expected to be in the range of $0.43 to $0.49

Correction of Immaterial Errors

During the fourth quarter of fiscal year 2020, management identified certain immaterial errors related to share-based compensation expense of market-based awards granted during fiscal years 2018, 2019 and 2020. The errors resulted from adjustments to the grant date fair value of the market-based awards that were incorrectly accounted for as performance-based awards. The Company concluded that the impact of these errors was immaterial and has corrected its consolidated financial statements for these errors for all prior periods presented in this press release.

Webcast and Conference Call

Semtech will be hosting a conference call today to discuss its second fiscal quarter 2021 results at 2:00 p.m. Pacific time. An audio webcast will be available on Semtech’s website at www.semtech.com in the “Investor Relations” section under “Investor News.” A replay of the call will be available through September 27, 2020 at the same website or by calling (877) 660-6853 and entering conference ID 13704537.

Non-GAAP Financial Measures

To supplement the Company's consolidated financial statements prepared in accordance with GAAP, this release includes a presentation of select non-GAAP metrics. The Company’s non-GAAP measures of gross margin, SG&A expenses, R&D expenses, operating margin, effective tax rate, net income attributable to common stockholders and earnings per diluted share exclude the following items, if any:

  Share-based compensation
  Amortization of purchased intangibles, impairments and credit loss reserves
  Restructuring, transaction and other acquisition or disposition-related gains or losses
  Litigation expenses or dispute settlement charges or gains
  Cumulative other reserves associated with historical activity including environmental and pension
  Equity in net gains or losses of equity method investments
  Loss on early extinguishment of debt
  Non-cash interest income from debt investments

To provide additional insight into the Company's third quarter outlook, this release also includes a presentation of forward-looking non-GAAP measures. Management believes that the presentation of these non-GAAP financial measures provide useful information to investors regarding the Company’s financial condition and results of operations because these non-GAAP financial measures are adjusted to exclude the items identified above because such items are either operating expenses, which would not otherwise have been incurred by the Company in the normal course of the Company’s business operations, or are not reflective of the Company’s core results over time. These excluded items may include recurring as well as non-recurring items, and no inference should be made that all of these adjustments, charges, costs or expenses are unusual, infrequent or non-recurring. For example: certain restructuring and integration-related expenses (which consist of employee termination costs, facility closure or lease termination costs, and contract termination costs) may be considered recurring given the Company’s ongoing efforts to be more cost effective and efficient; certain acquisition and disposition-related adjustments or expenses may be deemed recurring given the Company's regular evaluation of potential transactions and investments; and certain litigation expenses or dispute settlement charges or gains (which may include estimated losses for which we may have established a reserve, as well as any actual settlements, judgments, or other resolutions against, or in favor of, the Company related to litigation, arbitration, disputes or similar matters, and insurance recoveries received by the Company related to such matters) may be viewed as recurring given that the Company may from time to time be involved in, and may resolve, litigation, arbitration, disputes, and similar matters.

Notwithstanding that certain adjustments, charges, costs or expenses may be considered recurring, in order to provide meaningful comparisons, the Company believes that it is appropriate to exclude such items because they are not reflective of the Company's core results and tend to vary based on timing, frequency and magnitude.

These non-GAAP financial measures are provided to enhance the user's overall understanding of the Company's comparable financial performance between periods. In addition, the Company’s management generally excludes the items noted above when managing and evaluating the performance of the business. The financial statements provided with this release include reconciliations of these non-GAAP measures to their most comparable GAAP measures for the second quarter of fiscal year 2020 and the first and second quarters of fiscal year 2021, along with a reconciliation of forward-looking non-GAAP measures (other than the non-GAAP effective tax rate) to their most comparable GAAP measures for the third quarter of fiscal year 2021. The Company is unable to include a reconciliation of the forward-looking non-GAAP measure of the non-GAAP effective tax rate to the corresponding GAAP measure as this is not available without unreasonable efforts due to the high variability and low visibility with respect to the charges that are excluded from this non-GAAP measure. We expect the variability of the above charges to have a potentially significant impact on our GAAP financial results. These additional non-GAAP financial measures should not be considered substitutes for any measures derived in accordance with GAAP and may be inconsistent with similar measures presented by other companies.

Forward-Looking and Cautionary Statements

This press release contains "forward-looking statements" within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, based on the Company’s current expectations, estimates and projections about its operations, industry, financial condition, performance, results of operations, and liquidity. Forward-looking statements are statements other than historical information or statements of current condition and relate to matters such as future financial performance including the third quarter of fiscal year 2021 outlook; the negative impact of the COVID-19 pandemic on global economic conditions and on the Company's business operations, sales and operating results; the Company’s expectations concerning the negative impact on the Company’s results of operations from its inability to ship certain products and provide certain support services due to the export restrictions including export restrictions with respect to Huawei and certain of its affiliates; future operational performance; the anticipated impact of specific items on future earnings; and the Company’s plans, objectives and expectations. Statements containing words such as “may,” “believes,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “estimates,” “should,” “will,” “designed to,” “projections,” or “business outlook,” or other similar expressions constitute forward-looking statements.

Forward-looking statements involve known and unknown risks and uncertainties that could cause actual results and events to differ materially from those projected. Potential factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the uncertainty surrounding the impact and duration of the COVID-19 pandemic on global economic conditions and on the Company's business and results of operations; export restrictions and laws affecting the Company's trade and investments including with respect to Huawei and certain of its affiliates, and tariffs or the occurrence of trade wars; competitive changes in the marketplace including, but not limited to, the pace of growth or adoption rates of applicable products or technologies; downturns in the business cycle; decreased average selling prices of the Company’s products; the Company’s reliance on a limited number of suppliers and subcontractors for components and materials; changes in projected or anticipated end-user markets; the Company’s ability to forecast its effective tax rates due to changing income in higher or lower tax jurisdictions and other factors that contribute to the volatility of the Company’s effective tax rates and impact anticipated tax benefits; and the Company's ability to forecast and achieve anticipated net sales and earnings estimates in light of periodic economic uncertainty, to include impacts arising from Asian, European and global economic dynamics. Additionally, forward-looking statements should be considered in conjunction with the cautionary statements contained in the risk factors disclosed in the Company's Annual Report on Form 10-K for the fiscal year ended January 26, 2020, subsequent Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission, and in material incorporated therein, including, without limitation, information under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors.” In light of the significant risks and uncertainties inherent in the forward-looking information included herein that may cause actual performance and results to differ materially from those predicted, any such forward-looking information should not be regarded as representations or guarantees by the Company of future performance or results, or that its objectives or plans will be achieved or that any of its operating expectations or financial forecasts will be realized. Reported results should not be considered an indication of future performance. Investors are cautioned not to place undue reliance on any forward-looking information contained herein, which reflect management’s analysis only as of the date hereof. Except as required by law, the Company assumes no obligation to publicly release the results of any update or revision to any forward-looking statements that may be made to reflect new information, events or circumstances after the date hereof or to reflect the occurrence of unanticipated or future events, or otherwise.

About Semtech

Semtech Corporation is a leading supplier of high performance analog, mixed-signal semiconductors and advanced algorithms for infrastructure, high-end consumer, and industrial end markets. Products are designed to benefit the engineering community as well as the global community. The Company is dedicated to reducing the impact it, and its products, have on the environment. Internal green programs seek to reduce waste through material and manufacturing control, use of green technology and designing for resource reduction. Publicly traded since 1967, Semtech is listed on the NASDAQ Global Select Market under the symbol SMTC. For more information, visit http://www.semtech.com.

Semtech, the Semtech logo and LoRa are registered trademarks or service marks of Semtech Corporation or its subsidiaries.

SMTC-F

SEMTECH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Six Months Ended
	July 26, 2020	April 26, 2020	July 28, 2019	July 26, 2020	July 28, 2019
	Q221	Q121	Q220	Q221	Q220

Net sales	$143,660	$132,702	$137,146	$276,362	$268,500
Cost of sales	55,409	51,941	52,262	107,350	102,341
Gross profit	88,251	80,761	84,884	169,012	166,159
Operating costs and expenses:
Selling, general and administrative	38,255	34,600	43,325	72,855	82,297
Product development and engineering	29,220	27,586	25,882	56,806	53,036
Intangible amortization	2,020	2,840	3,908	4,860	9,051
Changes in the fair value of contingent earn-out obligations	—	(33)	—	(33)	(2,161)
Total operating costs and expenses	69,495	64,993	73,115	134,488	142,223
Operating income	18,756	15,768	11,769	34,524	23,936
Interest expense	(1,252)	(1,559)	(2,597)	(2,811)	(5,064)
Non-operating (expense) income, net	(176)	423	1,213	247	2,256
Investment impairments and credit loss reserves	(1,485)	(3,630)	—	(5,115)	—
Income before taxes and equity in net (losses) gains of equity method investments	15,843	11,002	10,385	26,845	21,128
(Benefit) provision for taxes	(416)	1,359	8,361	943	5,945
Net income before equity in net (losses) gains of equity method investments	16,259	9,643	2,024	25,902	15,183
Equity in net (losses) gains of equity method investments	(137)	(11)	168	(148)	(243)
Net income	16,122	9,632	2,192	25,754	14,940
Net loss attributable to noncontrolling interest	(3)	(3)	—	(6)	—
Net income attributable to common stockholders	$16,125	$9,635	$2,192	$25,760	$14,940

Earnings per share:
Basic	$0.25	$0.15	$0.03	$0.39	$0.23
Diluted	$0.24	$0.15	$0.03	$0.39	$0.22

Weighted average number of shares used in computing earnings per share:
Basic	65,084	65,589	66,519	65,337	66,312
Diluted	66,004	66,174	67,746	66,099	67,814

SEMTECH CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	July 26, 2020	January 26, 2020
ASSETS
Current assets:
Cash and cash equivalents	$281,456	$293,324
Accounts receivable, net	51,672	61,927
Inventories	77,548	73,010
Prepaid taxes	20,990	10,718
Other current assets	22,205	21,757
Total current assets	453,871	460,736
Non-current assets:
Property, plant and equipment, net	125,542	124,418
Deferred tax assets	26,929	20,094
Goodwill	351,141	351,141
Other intangible assets, net	15,152	20,012
Other assets	81,396	76,032
Total assets	$1,054,031	$1,052,433

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$39,319	$48,009
Accrued liabilities	62,753	50,632
Total current liabilities	102,072	98,641
Non-current liabilities:
Deferred tax liabilities	3,735	3,600
Long term debt	186,955	194,743
Other long-term liabilities	83,536	78,249
Stockholders’ equity	677,493	676,954
Noncontrolling interest	240	246
Total liabilities & equity	$1,054,031	$1,052,433

SEMTECH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS AND SUPPLEMENTAL INFORMATION
(in thousands)
(unaudited)

	Six Months Ended
	July 26, 2020	July 28, 2019
Net income	$25,754	$14,940

Net cash provided by operations	63,299	40,093
Net cash used in investing activities	(20,981)	(24,442)
Net cash used in financing activities	(54,186)	(39,932)
Net decrease in cash and cash equivalents	(11,868)	(24,281)
Cash and cash equivalents at beginning of period	293,324	312,120
Cash and cash equivalents at end of period	$281,456	$287,839

	Three Months Ended
	July 26, 2020	April 26, 2020	July 28, 2019
	Q221	Q121	Q220
Free Cash Flow:
Cash Flow from Operations	$37,216	$26,083	$33,352
Net Capital Expenditures	(6,968)	(7,672)	(1,635)
Free Cash Flow	$30,248	$18,411	$31,717

SEMTECH CORPORATION
SUPPLEMENTAL INFORMATION: RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Six Months Ended
	July 26, 2020	April 26, 2020	July 28, 2019	July 26, 2020	July 28, 2019
	Q221	Q121	Q220	Q221	Q220
Gross Margin–GAAP	61.4%	60.9%	61.9%	61.2%	61.9%
Share-based compensation	0.4%	0.4%	0.3%	0.3%	0.3%
Adjusted Gross Margin (Non-GAAP)	61.8%	61.3%	62.2%	61.5%	62.2%

	Three Months Ended			Six Months Ended
	July 26, 2020	April 26, 2020	July 28, 2019	July 26, 2020	July 28, 2019
	Q221	Q121	Q220	Q221	Q220
Selling, general and administrative–GAAP	$38,255	$34,600	$43,325	$72,855	$82,297
Share-based compensation	(9,501)	(5,959)	(9,532)	(15,460)	(18,471)
Transaction and integration related	(249)	(85)	14	(334)	(1,235)
Restructuring and other reserves	(502)	—	(2,571)	(502)	(2,711)
Litigation cost, net of recoveries	(105)	(146)	(799)	(251)	(725)
Adjusted selling, general and administrative (Non-GAAP)	$27,898	$28,410	$30,437	$56,308	$59,155

	Three Months Ended			Six Months Ended
	July 26, 2020	April 26, 2020	July 28, 2019	July 26, 2020	July 28, 2019
	Q221	Q121	Q220	Q221	Q220
Product development and engineering–GAAP	$29,220	$27,586	$25,882	$56,806	$53,036
Share-based compensation	(3,135)	(2,890)	(2,491)	(6,025)	(5,103)
Transaction and integration related	—	87	(47)	87	(233)
Adjusted product development and engineering (Non-GAAP)	$26,085	$24,783	$23,344	$50,868	$47,700

	Three Months Ended			Six Months Ended
	July 26, 2020	April 26, 2020	July 28, 2019	July 26, 2020	July 28, 2019
	Q221	Q121	Q220	Q221	Q220
Operating Margin–GAAP	13.1%	11.9%	8.6%	12.5%	8.9%
Share-based compensation	9.2%	7.1%	9.0%	8.2%	9.1%
Intangible amortization	1.4%	2.1%	2.8%	1.7%	3.4%
Transaction and integration related	0.1%	—%	—%	0.1%	0.5%
Restructuring and other reserves	0.3%	—%	1.9%	0.2%	1.0%
Litigation cost, net of recoveries	0.1%	0.1%	0.6%	0.1%	0.3%
Changes in the fair value of contingent earn-out obligations	—%	—%	—%	—%	(0.8)%
Adjusted Operating Margin (Non-GAAP)	24.2%	21.2%	22.9%	22.8%	22.4%

SEMTECH CORPORATION
SUPPLEMENTAL INFORMATION: RECONCILIATION OF GAAP TO NON-GAAP RESULTS (CONTINUED)
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Six Months Ended
	July 26, 2020	April 26, 2020	July 28, 2019	July 26, 2020	July 28, 2019
	Q221	Q121	Q220	Q221	Q220
GAAP net income attributable to common stockholders	$16,125	$9,635	$2,192	$25,760	$14,940
Adjustments to GAAP net income attributable to common stockholders:
Share-based compensation	13,186	9,379	12,425	22,565	24,403
Intangible amortization	2,020	2,840	3,908	4,860	9,051
Transaction and integration related	249	(2)	33	247	1,468
Restructuring and other reserves	502	—	2,571	502	2,711
Litigation cost, net of recoveries	105	146	799	251	725
Changes in the fair value of contingent earn-out obligations	—	(33)	—	(33)	(2,161)
Investment gains, losses, reserves and impairments	729	3,630	—	4,359	—
Total Non-GAAP adjustments before taxes	16,791	15,960	19,736	32,751	36,197
Associated tax effect	(4,848)	(2,572)	3,709	(7,420)	(2,899)
Equity in net losses (gains) of equity method investments	137	11	(168)	148	243
Total of supplemental information, net of taxes	12,080	13,399	23,277	25,479	33,541
Non-GAAP net income attributable to common stockholders	$28,205	$23,034	$25,469	$51,239	$48,481

Diluted GAAP earnings per share	$0.24	$0.15	$0.03	$0.39	$0.22
Adjustments per above	0.19	0.20	0.35	0.39	0.49
Diluted non-GAAP earnings per share	$0.43	$0.35	$0.38	$0.78	$0.71

SEMTECH CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP OUTLOOK
Third Quarter of Fiscal Year 2021 Outlook
(in millions, except per share data)

	Q3 FY21 Outlook
	October 25, 2020
	Low	High
Gross Margin–GAAP	60.5%	61.5%
Share-based compensation	0.5%	0.5%
Adjusted Gross Margin (Non-GAAP)	61.0%	62.0%

	Low	High
Selling, general and administrative–GAAP	$40.1	$41.1
Share-based compensation	(10.6)	(10.6)
Transaction and integration related	(0.5)	(0.5)
Adjusted selling, general and administrative (Non-GAAP)	$29.0	$30.0

	Low	High
Product development and engineering–GAAP	$28.6	$29.6
Share-based compensation	(3.6)	(3.6)
Adjusted product development and engineering (Non-GAAP)	$25.0	$26.0

	Low	High
Diluted GAAP earnings per share	$0.21	$0.28
Share-based compensation	0.23	0.23
Transaction, restructuring, and acquisition related expenses	0.01	0.01
Amortization of acquired intangibles	0.03	0.03
Associated tax effect	(0.05)	(0.06)
Diluted adjusted earnings per share (Non-GAAP)	$0.43	$0.49

Contacts

Sandy Harrison
Semtech Corporation
(805) 480-2004
webir@semtech.com